FOR IMMEDIATE RELEASE
Forrester Research Reports Preliminary Fourth-Quarter And Full-Year 2006 Financial Results
CAMBRIDGE, Mass., February 14, 2007 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its preliminary and unaudited fourth-quarter and full-year 2006 financial results.
Preliminary Fourth-Quarter Financial Performance
•	Total revenues increased 20.2 percent to $48.9 million, compared with $40.7 million for the fourth quarter of last year.
•	On a GAAP-reported basis, which reflects an effective tax rate of 37 percent, Forrester reported net income of $5.5 million or $0.23 per diluted share, compared with net income of $3.6 million, or $0.16 per diluted share, for the same period last year.
•	On a pro forma basis, net income was $7.3 million or $0.31 per diluted share, for the fourth quarter of 2006, which excludes amortization of $462,000 of acquisition-related intangible assets, non-cash stock-based compensation expense of $2.5 million, and net realized gains on non-marketable investments of $90,000 and reflects a pro forma effective tax rate of 37 percent. This compares with pro forma net income of $4.8 million, or $0.22 per diluted share, for the same period in 2005, which excludes amortization of $782,000 of acquisition-related intangible assets, non-cash stock-based compensation expense of $537,000, and net realized losses and impairments of non-marketable investments of $326,000 and reflects a pro forma effective tax rate of 35 percent.
Preliminary Full-Year 2006 Financial Performance
•	Total revenues increased 19.9 percent to $181.5 million, compared with $151.4 million for 2005.
•	On a GAAP-reported basis, which reflects an effective tax rate of 43 percent, Forrester reported net income of $16.2 million, or $0.70 per diluted share for 2006, compared with net income of $11.3 million or $0.52 per diluted share for 2005.
•	On a pro forma basis, net income was $22.3 million or $0.97 per diluted share for 2006, which excludes amortization of $2.1 million of acquisition-related intangible assets, non-cash stock-based compensation expense of $8.5 million, net marketable and non-marketable investment gains of $395,000, income from discontinued operations of $300,000, and gain on sale of discontinued operations of $1.4 million, and reflects a pro forma effective tax rate of 37 percent. This compares with pro forma net income of $15.1 million, or $0.69 per diluted share for the same period last year, which excludes amortization of $3.5 million of acquisition-related intangible assets, non-cash stock-based compensation expense of $1.6 million, net marketable and non-marketable investment gains of $1.7 million, and reflects a pro forma effective tax rate of 35 percent.
These results are preliminary and subject to possible adjustment as a result of an ongoing investigation into Forrester’s stock option granting practices, which is discussed in more detail below. A reconciliation of preliminary and unaudited GAAP results to pro forma results may be found in the attached financial tables.
“We are extremely pleased with our Q4 and full-year 2006 performance,” said George F. Colony, Forrester’s chairman of the board, chief executive officer, and acting chief financial officer. “Forrester’s top-line growth of 20 percent and the healthy increase in our operating margin indicate that we are on target for achieving our long-term performance plan. In 2006, we focused on leveraging our syndicated offerings, which proved to be successful.”
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Forrester Preliminary Fourth-Quarter Fiscal 2006 Results / Page 2
Forrester Expands Role-Based Strategy For An Enhanced Client Experience
For the past several quarters, Forrester’s fastest-growing business has been the Forrester Leadership Boards, the company’s executive membership programs. Based on that success — and input from more than 1,500 clients over the past 18 months — Forrester has accelerated execution of a role-based strategy to focus attention on serving individual leaders in 18 roles across its client base.
Forrester’s syndicated offering, now called RoleView™ and available today, provides clients with more relevant research, easier access to the insight that will make them successful, and new community tools to provide a consummate view of the problems they face.
“Our 2007 role-focused strategy simply means greater relevant content for our clients that’s easier to use,” said Colony. “Forrester’s commitment to serve professional roles is both a natural evolution of our clients’ current needs and an extension of what we’ve offered business professionals through our leadership boards for several years. We are in a strong position to make leaders successful every day.”
To support this strategy, Forrester has undertaken a comprehensive re-organization into three client groups that broadly represent Forrester’s global client base: IT, marketing and strategy, and technology industry professionals. Each of these client groups is led by a proven Forrester leader: Julie Meringer heads the IT client group; Dennis Van Lingen oversees the marketing and strategy client group; Mark Nemec leads the technology industry client group. Meringer, van Lingen — both Forrester veterans — and Nemec — who last year managed the Forrester Leadership Boards for the Americas — have all joined Forrester’s executive management team, reporting to COO Charles Rutstein.
For a list of the specific job roles and more insight into Forrester’s offerings, please visit www.forrester.com.
Investigation into Stock Option Granting Practices
Forrester also announced that the Audit Committee of its Board of Directors has reported to the Board of Directors certain findings of its investigation into the conduct of its officers, directors and former officers in connection with the granting of stock options, principally during the period between 1997 and 2003. The Committee was assisted in the investigation by the law firms of Ropes & Gray LLP and Skadden, Arps, Slate, Meagher & Flom LLP. The Committee’s principal findings were:
•	Historically, there was a lack of effective controls and documentation in the process of granting stock options, particularly during the 1997-2003 time period. There were also numerous instances in which approval processes were not properly followed and in which there were irregularities in setting the exercise price for certain options. These irregularities involved the selection of exercise prices different from, and usually lower than, the market value of the underlying common stock on the date the option grants were finalized. As a result, although Forrester has not yet established the correct measurement date for the option grants in question, it believes that the appropriate accounting may have required it to record additional stock-based compensation charges for certain options that were granted during this time period.

•	The responsibility for issuing, and establishing controls over, option grants during this time period appears to have been shared between Forrester’s finance and strategic growth (human resources) organizations. The individuals who led those organizations during this time period are no longer at the company.

•	Although Forrester’s chief executive officer and the two current directors who served on the Compensation Committee participated in some measure in approving stock option grants during this time period, the Committee has found no evidence to suggest that any of them was aware of improper practices with respect to stock options.
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Forrester Preliminary Fourth-Quarter Fiscal 2006 Results / Page 3
The investigation is ongoing and the Committee is being assisted by Huron Consulting Group in its efforts to evaluate whether Forrester used the correct accounting measurement date for its historical option grants. At this time, Forrester is not able to determine whether any material adjustments will be required to its previously issued financial statements or the preliminary and unaudited financial results disclosed in this release, or which periods may be affected. If adjustments are required that affect the 2006 period or prior periods, the actual results could be materially different from those in this press release or as previously reported.
As a result of the investigation, Forrester is unable at this time to predict whether it will be able to file on a timely basis its Annual Report on Form 10-K, which is due on March 16, 2007. When the Form 10-K is filed, the financial statements may differ from the results disclosed in this press release, not only as a result of any required stock-based compensation charges arising from prior periods, but also because judgments and estimates that management used in preparing the preliminary financial results reported in this press release will need to be updated to the date of the filing. These preliminary results also remain subject to review by the company’s independent registered public accounting firm.
2007 Preliminary Business Outlook
Forrester is providing first-quarter 2007 financial guidance as follows:
First-Quarter 2007 (GAAP):
GAAP financial guidance includes an estimate of $2.5 million to $3.0 million in non-cash stock-based compensation expense.
•	Total revenues of approximately $44.0 million to $46.0 million.

•	Operating margin of approximately 0 to 2 percent.

•	Other income of approximately $1.8 million.

•	An effective tax rate of 43 percent.

•	Diluted earnings per share of approximately $0.03 to $0.05.
First-Quarter 2007 (Pro Forma):
Pro forma financial guidance for the first quarter of 2007 excludes amortization of acquisition-related intangible assets of approximately $400,000, non-cash stock-based compensation expense of approximately $2.5 million to $3.0 million, and does not include any estimate of gains or impairment charges related to non-marketable investments or any professional service fees or other expenses associated with the ongoing investigation into Forrester’s stock option practices.
•	Pro forma operating margin of approximately 7 percent to 9 percent.

•	Pro forma effective tax rate of 39 percent.

•	Pro forma diluted earnings per share of approximately $0.12 to $0.15.
Forrester is providing full-year 2007 guidance as follows:
Full-Year 2007 (GAAP):
GAAP financial guidance includes an estimate of $10.0 million to $11.0 million in non-cash stock-based compensation expense.
•	Total revenues of approximately $207.0 million to $212.0 million.

•	Operating margin of approximately 8 percent to 10 percent.

•	Other income of approximately $7.0 million.

•	An effective tax rate of 43 percent.
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Forrester Preliminary Fourth-Quarter Fiscal 2006 Results / Page 4
•	Diluted earnings per share of approximately $0.67 to $0.71.
Full-Year 2007(Pro Forma):
Pro forma financial guidance for full-year 2007 excludes amortization of acquisition-related intangible assets of approximately $1.3 million, non-cash stock-based compensation expense of approximately $10.0 million to $11.0 million, and does not include any estimate of gains or impairment charges related to non-marketable investments or any professional service fees or other expenses associated with the ongoing investigation into Forrester’s stock option practices.
•	Pro forma operating margin of approximately 16.5 percent to 17.5 percent.

•	Pro forma diluted earnings per share of approximately $1.02 to $1.06.

•	An effective tax rate of 39 percent.
This guidance is similarly preliminary and subject to adjustment as a result of Forrester’s investigation into its stock option granting practices.
Forrester Research, Inc. (Nasdaq: FORR) is an independent technology and market research company that provides pragmatic and forward-thinking advice to global leaders in business and technology. For more than 23 years, Forrester has been making leaders successful every day through its proprietary research, consulting, events and peer-to-peer executive programs. For more information, visit www.forrester.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance and operating targets for the first quarter of and full-year 2007 and the potential for adjustments to the financial results included in this press release or as previously reported. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual activities and results to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual activities and results to differ include, among others, the outcome of the pending review of Forrester’s stock option practices and the possible restatement of financial statements for prior periods, Forrester’s ability to anticipate business and economic conditions, technology spending, market trends, competition, industry consolidation, the ability to attract and retain professional staff, possible variations in Forrester’s quarterly operating results, risks associated with Forrester’s ability to offer new products and services, and Forrester’s dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.

Phyllis Paparazzo	Karyl Levinson
Director, Investor Relations	Vice President, Corporate Communications
Forrester Research, Inc.	Forrester Research, Inc.
+1 617/613-6234	+1 617/613-6262
ppaparazzo@forrester.com	press@forrester.com
© 2007, Forrester Research, Inc. All rights reserved. Forrester, RoleView and Forrester Leadership Boards are trademarks of Forrester Research, Inc.
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Forrester Preliminary Fourth-Quarter Fiscal 2006 Results/Page 5
Forrester Research, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)

Revenues
Research services	$30,596	$25,641	$114,876	$96,699
Advisory services and other	18,352	15,070	66,597	54,699

Total revenues	48,948	40,711	181,473	151,398

Operating expenses
Cost of services and fulfillment	19,013	15,820	73,704	60,262
Selling and marketing	15,597	13,418	59,945	50,974
General and administrative	6,094	4,543	22,984	17,904
Depreciation	871	925	3,618	3,539
Amortization of intangible assets	462	782	2,060	3,527

Total operating expenses	42,037	35,488	162,311	136,206

Income from continuing operations	6,911	5,223	19,162	15,192

Other income, net	1,721	799	5,657	3,027
Realized gains on sales of securities and non-marketable investments, net	90	(326)	395	1,695

Income from continuing operations before income taxes	8,722	5,696	25,214	19,914

Income tax provision	3,229	2,097	10,742	8,247

Income from continuing operations	5,493	3,599	14,472	11,667

Discontinued operations
Income (loss) from discontinued operations, net of taxes	—	(5)	300	(319)
Gain on sale of discontinued operations, net of taxes	—	—	1,399	—

Net income	$5,493	$3,594	$16,171	$11,348

Diluted income per share from continuing operations	$0.23	$0.16	$0.63	$0.53
Diluted income per share from discontinued operations	$—	$(0)	$0.07	$(0.01)

Diluted income per share from net income	$0.23	$0.16	$0.70	$0.52

Diluted weighted average shares outstanding	23,822	21,912	22,968	21,883

Basic income per share from continuing operations	$0.24	$0.17	$0.65	$0.54
Basic income per share from discontinued operations	$—	$(0.00)	$0.08	$(0.01)

Basic income per share from net income	$0.24	$0.17	$0.73	$0.53

Basic weighted average shares outstanding	22,970	21,246	22,195	21,413

Pro forma data (1):
Income from continuing operations	$6,911	$5,223	$19,162	$15,192
Amortization of intangible assets	462	782	2,060	3,527

Non-cash stock-based compensation included in the following expense categories:
Cost of services and fulfillment	1,178	294	3,817	853
Selling and marketing	645	117	2,354	338
General and administrative	649	126	2,343	365

Pro forma income from continuing operations	9,845	6,542	29,736	20,275

Other income, net	1,721	799	5,657	3,027

Pro forma income before income taxes	11,566	7,341	35,393	23,302

Pro forma income tax provision	4,279	2,569	13,095	8,156

Pro forma net income	$7,287	$4,772	$22,298	$15,146

Pro forma diluted earnings per share	$0.31	$0.22	$0.97	$0.69

Diluted weighted average shares outstanding	23,822	21,912	22,968	21,883

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Our pro forma presentation excludes amortization of intangibles, non-cash stock-based compensation expense and gains or impairments of non-marketable investments, gains from sales of securities and gains and income from discontinued operations as well as their related tax effects. This does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.
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Forrester Preliminary Fourth-Quarter Fiscal 2006 Results/Page 6
Forrester Research, Inc.
Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2006	2005

Assets:
Cash and cash equivalents	$39,157	$48,538
Available-for-sale securities	168,676	83,730
Accounts receivable, net	59,727	52,177
Deferred commissions	10,117	8,940
Prepaid expenses and other current assets	7,610	5,126

Total current assets	285,287	198,511
Property and equipment, net	5,611	5,771
Goodwill, net	53,073	53,034
Intangible assets, net	1,517	3,530
Deferred income taxes	28,450	36,941
Non-marketable investments and other assets	13,630	13,915

Total assets	$387,568	$311,702

Liabilities and stockholders’ equity:
Accounts payable	$2,878	$1,716
Accrued expenses	29,313	24,569
Deferred revenue	99,875	86,663

Total liabilities	132,066	112,948
Preferred stock	—	—
Common stock	279	254
Additional paid-in capital	245,073	192,209
Retained earnings	98,596	82,425
Treasury stock, at cost	(85,834)	(73,530)
Accumulated other comprehensive loss	(2,612)	(2,604)

Total stockholders’ equity	255,502	198,754

Total liabilities and stockholders’ equity	$387,568	$311,702

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Forrester Preliminary Fourth-Quarter Fiscal 2006 Results/Page 7
Forrester Research, Inc.
Consolidated Statements Cash Flows
(In thousands)

	Year ended December 31,
	2006	2005
	(Unaudited)

Cash flows from continuing operations:
Net Income	16,171	11,348
Income from discontinued operations	(300)	319
Gain on disposal of discontinued operations, net	(1,399)	—

Income from continuing operations	14,472	11,667

Adjustments to reconcile net income to net cash provided by operating activities —
Depreciation	3,551	3,539
Amortization of intangible assets	2,060	3,527
Non-cash stock-based compensation	8,515	1,556
Tax benefit from exercises of employee stock options	—	1,387
Excess tax benefits from non-cash stock-based compensation	(1,854)	—
Non-marketable investments gains, net	(348)	(206)
Realized gain on sale of securities	—	(1,489)
Deferred income taxes	8,781	5,261
Increase in provision for doubtful accounts	353	100
Loss on disposal of fixed assets	67	—
Accretion of premiums on marketable securities	852	1,080
Changes in assets and liabilities —
Accounts receivable	(7,765)	(14,307)
Deferred commissions	(1,267)	(2,084)
Prepaid expenses and other current assets	(1,906)	(545)
Accounts payable	1,171	(2,063)
Accrued expenses	4,457	(412)
Deferred revenue	12,751	16,508

Net cash provided by continuing operations	43,890	23,519
Net cash provided by discontinued operations	326	413

Net cash provided by operating activities	44,216	23,932

Cash flows from investing activities:
Purchases of property and equipment	(3,334)	(3,012)
Purchase of non-marketable investments	(300)	(700)
Proceeds from non-marketable investments	555	741
Proceeds from sale of discontinued operations	1,642	—
Decrease in other assets	391	995
Purchase of available-for-sale securities	(565,495)	(260,362)
Proceeds from sales and maturities of available-for-sale securities	480,166	264,626

Net cash (used in) provided by investing activities	(86,375)	2,288

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock option plans and employee stock purchase plan	42,526	8,963
Excess tax benefits from non-cash stock-based compensation	1,854	—
Acquisition of treasury shares	(12,304)	(23,474)

Net cash provided by (used in) financing activities	32,076	(14,511)

Effect of exchange rate changes on cash and cash equivalents	702	(499)

Net (decrease) increase in cash and cash equivalents	(9,381)	11,210

Cash and cash equivalents, beginning of period	48,538	37,328

Cash and cash equivalents, end of period	$39,157	$48,538

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